Exhibit 99.1

Investor Contacts:	Marisa Jacobs, Crocs Inc.
(303) 848-7322
mjacobs@crocs.com

and

Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Patrick Rich, Crocs, Inc.
(303) 848-7408
prich@crocs.com

Crocs, Inc. Reports First Quarter 2017 Revenues and Gross Margin Exceeding Guidance;

Introduces Second Quarter 2017 Guidance and Updates Full Year Outlook

NIWOT, COLORADO — May 10, 2017 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women and children, today announced its financial results for the first quarter of 2017.  These results cover the three months ended March 31, 2017, and are compared to the three months ended March 31, 2016.

Gregg Ribatt, Chief Executive Officer, said, “During the first quarter of 2017, we continued to execute against our strategic plan to strengthen the Company and brand. Customers responded favorably to our Spring/Summer 2017 product, enabling us to achieve revenues that exceeded our guidance, while simultaneously driving gross margin improvements. We are moving rapidly to implement our SG&A reduction plan, and in connection with that initiative, we closed a net 16 Company operated stores during the first quarter of 2017 and signed agreements to transfer 24 Company operated stores to distributors during the second quarter of 2017.”

First Quarter 2017 Operating Results:

•                  Revenues exceeded guidance, coming in at $267.9 million. On a constant currency basis, revenues decreased 4.4%, compared to the first quarter of 2016. We continued to execute against plans to improve the quality of our revenues and strengthen our brand.

•                  Gross margin exceeded our guidance as well, coming in at 49.9% compared to 46.3% in the first quarter of 2016, representing a 350 basis point improvement over the prior year’s first quarter.  Higher quality sales, a shift to a higher percentage of molded product and lower input costs contributed to this improvement.

•                  Selling, general and administrative expenses (“SG&A”) were $118.0 million compared to $115.1 million in the first quarter of 2016, an increase of 2.5%.   Included in our first quarter 2017 results are $2.2 million of costs relating to our SG&A reduction initiatives.

•                  Net income attributable to common stockholders was $7.2 million, or $0.08 per basic and diluted share.  Excluding $2.2 million related to our SG&A reduction initiatives, the Company reported non-GAAP net income attributable to common stockholders(1) of $9.3 million.  In the first quarter of 2016, our net income attributable to common stockholders was $6.4 million, or $0.07 per basic and diluted share, and our non-GAAP adjusted net income attributable to common stockholders was $6.4 million.

•                  For the quarter ended March 31, 2017, we had 74.6 million weighted average diluted common shares outstanding.

Balance Sheet and Cash Flow Highlights:

•                  Cash and cash equivalents as of March 31, 2017 were $88.9 million compared to $89.1 million as of March 31, 2016.

•                  Inventory was $178.5 million as of March 31, 2017 compared to $186.1 million as of March 31, 2016, as we continue to manage inventories closely.

•                  Capital expenditures totaled $5.4 million during the first quarter of 2017 compared to $5.9 million during the same time period in 2016.

•                  Cash used in operating activities was $49.9 million during the first quarter of 2017 compared to $56.9 million during the first quarter of 2016.

Middle East and China Agreements:

The Company has entered into agreements transferring certain Company operated stores in the Middle East and China to distributors. In the Middle East, The Apparel Group will assume responsibility for all 13 of our Company operated stores and will become our exclusive distributor in several countries in this region. In China, we have entered into agreements to transfer 11 of our Company operated stores to existing distributors. While these transactions will reduce retail revenues, they advance our strategic objective to reduce the number of Company operated stores and to partner with strong distributors that are well positioned to help us profitably grow our business.

Financial Outlook:

Second Quarter 2017:

•                  The Company expects second quarter 2017 revenues to be between $305 and $315 million.

•                  The Company expects gross margin for the second quarter to be approximately 150 basis points higher than the second quarter of 2016.

•                  The Company expects SG&A to be relatively flat to last year, including approximately $3.0 million of charges associated with our SG&A reduction plan.

Full Year 2017:

•                  The Company now expects 2017 revenues to be down low single digits compared to 2016, whereas our prior guidance contemplated flat revenues. This change reflects the impact of the agreements outlined above and a further reduction in discount channel sales.

•                  The Company continues to expect gross margin for 2017 to be approximately 50%.

•                  The Company now expects SG&A for 2017 to be between $495 million and $500 million, down from the $500 to $505 million range provided on our last call due to the impact of the agreements outlined above.  This range includes $7 to $10 million of charges associated with our SG&A reduction plan.

(1)  Refer to “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a description of and reconciliation of GAAP to non-GAAP measures.

Conference Call Information:

A conference call to discuss first quarter of 2017 results is scheduled for today, Wednesday, May 10, 2017, at 8:30 am EDT. The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 44739443. The call will also will be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through May 10, 2018.

About Crocs, Inc.:

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight and non-marking qualities that Crocs fans know and love. Since its inception in 2002, Crocs has sold more than 366 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of May 10, 2017. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues, gross margin or SG&A, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues	$267,907	$279,140
Cost of sales	134,323	149,774
Gross profit	133,584	129,366
Selling, general and administrative expenses	118,002	115,123
Income from operations	15,582	14,243
Foreign currency gain (loss), net	276	(1,247)
Interest income	150	216
Interest expense	(184)	(243)
Other income	124	82
Income before income taxes	15,948	13,051
Income tax expense	(4,938)	(2,905)
Net income	11,010	10,146
Dividends on Series A convertible preferred stock	(3,000)	(3,000)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(855)	(785)
Net income attributable to common stockholders	$7,155	$6,361
Net income per common share:
Basic	$0.08	$0.07
Diluted	$0.08	$0.07

Weighted average shares outstanding used in computing earnings per share:
Basic	73,810	73,087
Diluted	74,561	74,033

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$88,884	$147,565
Accounts receivable, net of allowances of $49,176 and $48,138, respectively	148,624	78,297
Inventories	178,467	147,029
Income tax receivable	5,062	2,995
Other receivables	16,991	14,642
Restricted cash - current	2,539	2,534
Prepaid expenses and other assets	21,955	32,413
Total current assets	462,522	425,475
Property and equipment, net of accumulated depreciation of $92,643 and $88,603, respectively	43,801	44,090
Intangible assets, net	69,671	72,700
Goodwill	1,506	1,480
Deferred tax assets, net	6,930	6,825
Restricted cash	3,430	2,547
Other assets	13,296	13,273
Total assets	$601,156	$566,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,387	$61,927
Accrued expenses and other liabilities	73,516	78,282
Income taxes payable	9,103	6,593
Current portion of long-term borrowings and capital lease obligations	4,459	2,338
Total current liabilities	168,465	149,140
Long-term income tax payable	4,854	4,464
Long-term capital lease obligations	43	40
Other liabilities	13,615	13,462
Total liabilities	186,977	167,106
Commitments and contingencies
Series A convertible preferred stock, 1.0 million authorized, 0.2 million shares outstanding, liquidation preference $203 million	179,756	178,901
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 94.4 million and 93.9 million issued, 74.1 million and 73.6 million shares outstanding, respectively	94	94
Treasury stock, at cost, 20.3 million shares	(284,477)	(284,237)
Additional paid-in capital	367,008	364,397
Retained earnings	202,880	195,725
Accumulated other comprehensive loss	(51,082)	(55,596)
Total stockholders’ equity	234,423	220,383
Total liabilities and stockholders’ equity	$601,156	$566,390

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$11,010	$10,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,446	8,595
Unrealized (gain) loss on foreign exchange, net	856	(5,613)
Share-based compensation	2,611	2,826
Other non-cash items	(689)	808
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(66,917)	(69,763)
Inventories	(28,591)	(14,383)
Prepaid expenses and other assets	9,618	(6,814)
Accounts payable, accrued expenses and other liabilities	13,766	17,260
Cash used in operating activities	(49,890)	(56,938)
Cash flows from investing activities:
Cash paid for purchases of property and equipment	(3,243)	(3,216)
Proceeds from disposal of property and equipment	12	—
Cash paid for intangible assets	(2,167)	(2,714)
Change in restricted cash	(850)	(1,760)
Cash used in investing activities	(6,248)	(7,690)
Cash flows from financing activities:
Proceeds from bank borrowings	5,500	20,000
Repayments of bank borrowings and capital lease obligations	(3,376)	(12,842)
Dividends—Series A preferred stock	(3,000)	(3,000)
Other	(240)	(158)
Cash provided by (used in) financing activities	(1,116)	4,000
Effect of exchange rate changes on cash	(1,427)	6,367
Net change in cash and cash equivalents	(58,681)	(54,261)
Cash and cash equivalents—beginning of period	147,565	143,341
Cash and cash equivalents—end of period	$88,884	$89,080

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “Non-GAAP selling, general, and administrative expenses” and “Non-GAAP net income attributable to common stockholders”, which are non-GAAP financial measures.  Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP.  Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Selling, general and administrative expenses reconciliation:
U.S. GAAP SG&A expenses	$118,002	$115,123
Reorganization charges (1)	(860)	(184)
Strategic consulting services (2)	(1,310)	—
Customs audit settlements (3)	—	(354)
Total adjustments	(2,170)	(538)
Non-GAAP SG&A expenses	$115,832	$114,585

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders	$7,155	$6,361
Reorganization charges (1)	860	377
Strategic consulting services (2)	1,310	—
Customs audit settlements (3)	—	(296)
Total adjustments	2,170	81
Non-GAAP net income attributable to common stockholders	$9,325	$6,442

(1) Represents severance and other expenses related to reorganization activities.

(2) Represents operating expenses incurred in 2017 related to strategic consulting.

(3) Represents penalties and fees of $0.3 million offset by release of reserve of $0.7 million related to offer for settlement of customs audit.

CROCS, INC.  AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP 2017 FINANCIAL GUIDANCE

(UNAUDITED)

(in millions)

Selling, general and administrative expenses reconciliation:
GAAP SG&A	$ 495 to $500
Charges associated with reduction initiatives	$ 7 to $10
Non-GAAP SG&A	Approximately $490

CROCS, INC. SUBSIDIARIES

REVENUES BY SEGMENT AND CHANNEL

(UNAUDITED)

	Three Months Ended March 31,		Change		Constant Currency Change (1)
	2017	2016	$	%	$	%
	(in thousands)
Wholesale:
Americas	$71,023	$74,155	$(3,132)	(4.2)%	$(4,279)	(5.8)%
Asia Pacific	70,935	77,154	(6,219)	(8.1)%	(6,220)	(8.1)%
Europe	40,583	39,062	1,521	3.9%	2,137	5.5%
Other businesses	190	172	18	10.5%	21	12.2%
Total wholesale	182,731	190,543	(7,812)	(4.1)%	(8,341)	(4.4)%
Retail:
Americas	32,829	35,749	(2,920)	(8.2)%	(2,958)	(8.3)%
Asia Pacific	21,532	22,519	(987)	(4.4)%	(1,164)	(5.2)%
Europe	7,419	7,555	(136)	(1.8)%	(411)	(5.4)%
Total retail	61,780	65,823	(4,043)	(6.1)%	(4,533)	(6.9)%
E-commerce:
Americas	13,869	14,226	(357)	(2.5)%	(392)	(2.8)%
Asia Pacific	5,877	4,829	1,048	21.7%	1,103	22.8%
Europe	3,650	3,719	(69)	(1.9)%	(32)	(0.9)%
Total e-commerce	23,396	22,774	622	2.7%	679	3.0%
Total revenues	$267,907	$279,140	$(11,233)	(4.0)%	$(12,195)	(4.4)%

Revenues:
Americas	$117,721	$124,130	$(6,409)	(5.2)%	$(7,629)	(6.1)%
Asia Pacific	98,344	104,502	(6,158)	(5.9)%	(6,281)	(6.0)%
Europe	51,652	50,336	1,316	2.6%	1,694	3.4%
Total segment revenues	267,717	278,968	(11,251)	(4.0)%	(12,216)	(4.4)%
Other businesses	190	172	18	10.5%	21	12.2%
Total revenues	$267,907	$279,140	$(11,233)	(4.0)%	$(12,195)	(4.4)%

(1) Reflects year over year change as if the current period results were in “constant currency”, which is a non-GAAP  financial measure.  See “Reconciliation of GAAP Measures to Non-GAAP Measures” above for more information.

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS

(UNAUDITED)

	December 31, 2016	Opened	Closed	March 31, 2017
Company-operated retail locations:
Type:
Kiosk/store-in-store	98	—	8	90
Retail stores	228	3	12	219
Outlet stores	232	7	6	233
Total	558	10	26	542
Operating segment:
Americas	190	1	5	186
Asia Pacific	270	9	19	260
Europe	98	—	2	96
Total	558	10	26	542

	Constant Currency (1)
	Three Months Ended March 31,
	2017	2016
Comparable store sales (retail only): (2)
Americas	(6.0)%	2.9%
Asia Pacific	(1.4)%	2.0%
Europe	(7.7)%	7.5%
Global	(4.8)%	3.1%

(1)  Reflects year over year change as if the current period results were in “constant currency”, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” above for more information.

(2)  Comparable store sales are determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.